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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of Tuboscope Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Plan for Key Employees Tuboscope Vetco International Corporation of our report dated February 14, 1996, with respect to the consolidated financial statements and schedules of Tuboscope Vetco International Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP
                                       ---------------------
                                       Ernst & Young LLP

Houston, Texas

August 22, 1997